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                                                                   Exhibit 10.27


                             Employment Agreement


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of the 1st day of March, 1999 and is by and between Quadrant International, Inc. a Pennsylvania corporation with an office for purposes of this Agreement at 1 Great Valley Parkway, Malvern, Pennsylvania 19355 (hereinafter the "QI") and E. Joseph Vitetta Jr. with an address at 3032 Zimmerman Place, Tustin Ranch, California 92782 (hereinafter " VITETTA")


                              W I T N E S S E T H


     WHEREAS:
          (a) QI wishes to retain the services of VITETTA to render services for and on behalf of QI, in accordance with the following terms, conditions and provisions; and

          (b) VITETTA wishes to perform such services for and on behalf of QI, in accordance with the following terms, conditions and provisions. NOW, THEREFORE, in consideration of the mutual convenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

          1.    EMPLOYMENT. QI hereby employs VITETTA and VITETTA accepts such
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employment and shall perform his duties and the responsibilities provided for herein accordance with the terms and conditions of this Agreement.

          2.   EMPLOYMENT STATUS.  VITETTA shall at all times be QI's employee
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subject to the terms and conditions of this Agreement.

          3.  TITLE AND DUTIES. QI agrees to employ VITETTA and VITETTA accepts
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such employment as a full time employee and agrees as per the terms and conditions of
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this Agreement to serve as and have the tile of Vice President of
Worldwide Sales of QI with the authority and responsibility normally associated with that position, it being agreed VITETTA will report directly to QI's President and will be subject to the President's direction and will perform diligently, faithfully, and to the best of his ability all duties assigned and instructions given.

          4.  TERM OF SERVICES. The initial term of this agreement is for a two
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year period commencing on January 1, 1999, subject to the termination section of this agreement, with the parties agreeing to confirm any subsequent extension of this initial term in a signed written agreement setting forth any amended or supplemental conditions.

          5.  BASE COMPENSATION. The employees base salary for rendered services
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for the initial term of this agreement shall be $110,000 an annual amount payable in accordance with QI's payroll procedures and policies as implemented during the term of this agreement.

          6.  ADDITIONAL COMPENSATION. In addition you are eligible to receive
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an incentive payment of $40,000 annually, calculated and paid quarterly, as well as commission payments described in the 1999 Sales Commission Program. You are also eligible for a car allowance in the amount of $600 per month.

          7.  EXTENT OF SERVICES. VITETTA shall devote his entire business time,
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attention, and energies to the business of QI, but this shall not be construed as preventing VITETTA from investing his assets in the future as a passive investor in such form or manner as he sees fit as long as the investments will
not require any personal service from VITETTA.   However, VITETTA agrees not to
knowingly invest in any entities that compete directly with QI or affiliated or related companies.
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          8.  TERMINATION. A. In the event this agreement is terminated for any
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reason other than a) VITETTA's gross malfeasance or gross nonfeasance, VITETTA will continue to be paid his salary and bonus by QI for a period of six months after such notice of termination is given b) if QI relocated to a non-commutable location c) if Vitetta's role changed significantly d) Vitetta resigns QI agrees to cooperate in helping VITETTA in the pursuit of any such position and QI agrees to provide the requisite references and if such employment is of a lesser salary than his then current salary at QI, QI agrees to reimburse VITETTA for the difference between such salaries for the six month period specified above. It is agreed that any stock options awarded VITETTA will and be exercisable during this six month period.

              B. QI shall have the absolute right to terminate this agreement immediately in the event of gross malfeasance or gross nonfeasance on the part of VITETTA.

              C. It is understood and agreed that this is a personal services contract, and that QI shall have the right to terminate this agreement on 30 days notice to VITETTA, if appropriate, in the event of the long term disability or death of VITETTA which would otherwise prevent him from performing his or her duties. For purpose of this provision, "disability" shall be defined in accordance with the definition of "disability" as contained in QI's disability insurance policy, In the event of VITETTA's death, any guaranteed monies due under this agreement would be paid directly to VITETTA's estate as probated.

              D. For purposes of this specific employment agreement, the parties agree that any one of the following items shall be included as defining a termination without cause.

                   1. Either QI moves its current headquarters out of the state of Pennsylvania, or
                   2. VITETTA is transferred to a location outside of the state of Pennsylvania. QI will relocate VITETTA and his immediate family, and reimburse VITETTA for relocating in the amount of $40,000.
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          9.  NONDISCLOSURE. During the course of his employment with QI,
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VITETTA may have occasion to conceive, create, develop, review, or receive information that is considered by QI to be confidential or proprietary, including information relating to inventions, patent, trademark and copyright applications, improvements, specifications, drawings, cost and pricing date, process flow diagrams, customer and supplier lists, bills, and/or any other written material referring to same Confidential or Proprietary Information. Both during the term of employment and for 12 months thereafter:


                   1. VITETTA, as an officer and employee agrees to maintain in strict confidence such Confidential Information.
                   2. VITETTA further agrees to use his best efforts to ensure that all such Confidential Information is properly protected and kept from unauthorized persons or disclosure .
                   3. If requested by QI, VITETTA agrees to promptly return to QI all materials, writings, equipment, models, mechanisms, and the like obtained from or through QI, including but not limited to, all Confidential Information, all of which VITETTA recognizes is the sole and exclusive property of QI.
                   4. VITETTA agrees that he will not, without first obtaining the prior written permission of QI: (a) directly or indirectly utilize such Confidential Information in his own business; (b) manufacture and/or sell any product that is based in whole or in part on such Confidential Information; or (c) disclose such Confidential Information to any third party.


          10. EMPLOYER PERQUISITES. VITETTA shall be entitled to and shall
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receive all employee perquisites would normally be granted to employees of QI.
Such perquisites to include the following:

                   a) Health insurance under terms and conditions as provided to other employees of QI.

                   b)  Vacation pursuant to QI's stated policy

                   c)  Paid holidays pursuant to QI's stated policy
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          11.  REPRESENTATIONS AND WARRANTIES. A. VITETTA represents and
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warrants Company that he is not a party to or otherwise bound by any other employment or services that may, in any way, restrict his right or ability to enter into this agreement or otherwise be employed by QI.

               B. VITETTA agrees the he/she will not reveal to QI, or otherwise utilize in his employment with QI, any proprietary trade secrets or confidential information of any previous employer.

          12.  NOTICES. Any written notice required to be given pursuant to this
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agreement shall be hand delivered or sent via fax or E-mail, or delivered by a national overnight express service such as Federal Express.

          13.  JURISDICTION AND DISPUTES. A. This agreement shall be governed
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by the State of Pennsylvania.

               B. All disputes hereunder shall be resolved in the applicable state or federal courts of Pennsylvania. The parties consent to the jurisdiction of such courts, agree to accept service or process by mail, and waive any jurisdictional or venue defenses otherwise available. The parties reserve the right to mutually agree to binding arbitration in accordance with the policies of the American Arbitration Association.

          14.  AGREEMENT BINDING ON SUCCESSORS. This agreement shall be binding
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on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and assigns.

          15.  WAIVER. No waiver by either party of any default shall be deemed
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as a waiver of any prior or subsequent default of the same or other provisions of this agreement.
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          16.  SEVERABILITY. If any provision hereof is held invalid or
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unenforceable by court of competent jurisdiction, such invalidity shall not affect the validity or operation of any other provision, and such invalid provision shall be deemed to be severed from the agreement.

          17.  ASSIGNABILITY. This agreement and the rights and obligations
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thereunder are personal with respect to VITETTA and may not be assigned by any action of VITETTA or by operation of law.

          18.  INTEGRATION. This agreement constitutes the entire understanding
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of the parties and is intended as a final expression of their agreement. It shall not be modified or amended except in writing signed by the parties thereto and specifically referring to this agreement. This agreement shall take precedence over any other documents that may be in conflict therewith.

          IN WITNESS WHEREOF, QI and VITETTA confirm the foregoing accurately sets forth the parties respective rights and obligations and agrees to be bound by having the evidenced signature affixed thereto.



Quadrant International, Inc.

    /s/ Francis Wilde, CEO & President       /s/ E. Joseph Vitetta, Jr.
By:___________________________________       _____________________________
   Francis Wilde, CEO & President            Signature

Date: March 1, 1999                          Date: March 1, 1999
     _________________________________            ________________________